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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in Amendment No. 2 to Registration Statement No. 333-51989 of Corsair Communications, Inc. on Form S-4 of our report dated January 7, 1998 on the financial statements of Subscriber Computing, Inc. as of September 30, 1996 and 1997 and each of the three years in the period ending September 30, 1997 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Costa Mesa, California
May 27, 1998